UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2005 (December 7, 2005)

ISORAY, INC. (Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

ITEM 1.01 Entry into a Material Definitive Agreement

On December 7, 2005, IsoRay, Inc. (the "Registrant") entered into a SICAV ONE Securities Purchase Agreement and a SICAV TWO Securities Purchase Agreement (collectively, the "Purchase Agreements") with Mercatus & Partners, Limited, a United Kingdom private limited company ("Mercatus"). Pursuant to the Purchase Agreements, Mercatus has agreed, subject to receipt of sufficient funding, to purchase 1,778,146 shares of the Registrant's common stock at a purchase price of $3.502 per share. In the event sufficient funding is not received to enable Mercatus to purchase the shares within thirty days from the date of delivery of the share certificates to the custodial bank, the share certificates will be returned to the Registrant and each party will have no further obligations under the Purchase Agreements. As of the date of this Report, no funding had been received by the Registrant.

As part of the Purchase Agreements, the Registrant has agreed to amend, within sixty days of the date of the Purchase Agreements, its Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on November 10, 2005, to provide for registration for the shares being purchased by Mercatus.

ITEM 3.02 Unregistered Sales of Equity Securities

Pursuant to the Purchase Agreements, Mercatus, a foreign entity, will be issued 1,778,146 shares of the Registrant's common stock in exchange for cash payment of $6,227,067.29. This sale is being effected pursuant to the exemption from registration provided by Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and Section 4(2) of the Securities Act.

ITEM 9.01 Exhibits

(c)	Exhibits

10.23	SICAV ONE Securities Purchase Agreement, dated December 7, 2005, by and between IsoRay, Inc. and Mercatus & Partners, Ltd.

10.24	SICAV TWO Securities Purchase Agreement, dated December 7, 2005, by and between IsoRay, Inc. and Mercatus & Partners, Ltd.

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 12, 2005

IsoRay, Inc., a Minnesota corporation

By:	/s/ Roger E. Girard
Roger E. Girard, CEO